UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 21, 2011
PARKER DRILLING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7573 (Commission File Number)	73-0618660 (I.R.S. Employer Identification No.)
5 Greenway Plaza, Suite 100, Houston, Texas
(Address of principal executive offices)
77046
(Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 22, 2011, Parker Drilling Company (the “Company”) entered into new employment agreements, effective March 21, 2011, with each of Robert L. Parker, Jr., who serves as Chairman and a director of the Company, and Jon-Al Duplantier, the Company’s Vice President and General Counsel. The new agreements replaced Mr. Parker’s and Mr. Duplantier’s existing employment agreements. Under the new agreements, Mr. Parker and Mr. Duplantier will be paid base salaries, respectively, of not less than $425,000 and $307,818, and will have annual bonus targets, respectively, of not less than 100% and 50% of base salary. The base salary and bonus target for each such executive is subject to annual review and increase but may not be decreased without the executive’s consent unless the decrease applies to other officers holding similar positions in the Company.
     Mr. Parker’s new agreement has an initial term ending December 31, 2011. The term of the new agreement will be automatically extended for successive one-year terms, unless notice is given by either Mr. Parker or the Company that the term will not be extended. The notice period is 105 days.
     Pursuant to Mr. Parker’s new agreement, either he or the Company may terminate his employment at any time. If his employment is terminated prior to a change in control (a) either by the Company other than for cause or by Mr. Parker for good reason, (b) upon his retirement after age 65 or (c) either by the Company or by Mr. Parker (other than by reason of death or disability) in the first 10 days following the termination of the agreement following a notice of non-renewal by the Company, Mr. Parker will receive:
•	a lump-sum payment equal to two times the greater of
•	the sum of his then current base salary and annual incentive target bonus, and

•	the sum of his highest base salary and incentive bonus in the five years prior to the year of termination;
•	a pro-rata bonus award for the year of his termination, subject to actual achievement of performance goals;

•	if the termination date occurs between the end of the Company’s fiscal year and prior to the payment of bonuses, the bonus award to which he would have been entitled had his employment continued through the bonus payment date;

•	his base salary through the end of the month in which termination occurs; and

•	24 months of health and dental coverage for himself and his covered dependents.
          Mr. Parker’s new agreement also provides for compensation due to termination of employment during the term of the agreement within two years following a change in control. A “change in control” is generally defined to include the acquisition by a person of 50% or more of the Company’s voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company, the sale or liquidation of the Company and other events as the Board of Directors determines to constitute a change in control.
          If within two years following a change in control, Mr. Parker’s employment is terminated (a) either by the Company other than for cause or by Mr. Parker for good reason, (b) upon his retirement after age 65, or (c) either by the Company or by Mr. Parker (other than by reason of death or disability) in the first 10 days following the termination of the agreement following a notice of non-renewal by the Company during such two-year period following a change in control, then Mr. Parker will receive:
•	a lump-sum payment equal to three times the greater of
•	the sum of his then current base salary and annual incentive target bonus, and

•	the sum of his highest base salary and incentive bonus in the five years prior to the year of termination;

•	a pro-rata bonus award for the year of his termination, subject to actual achievement of performance goals;

•	if the termination date occurs between the end of the Company’s fiscal year and prior to the payment of bonuses, the bonus award to which he would have been entitled had his employment continued through the bonus payment date;

•	his base salary through the end of the month in which termination occurs;

•	36 months of health and dental coverage for himself and his covered dependents; and

•	the payment of his legal fees in certain circumstances.
As with Mr. Parker’s prior agreements with the Company, his new agreement also provides for a gross-up in the event he is entitled to benefits which constitute a parachute payment and subject him to an excise tax under the Internal Revenue Code.
     Mr. Duplantier’s new agreement has an initial term ending December 31, 2012. The term of the new agreement will be automatically extended for successive one-year terms, unless notice is given by either Mr. Duplantier or the Company that the term will not be extended. The notice period is 90 days.
Pursuant to Mr. Duplantier’s new agreement, either he or the Company may terminate his employment at any time. The new agreement provides that if Mr. Duplantier’s employment is terminated prior to a change in control either by the Company other than for cause, or by Mr. Duplantier for good reason, Mr. Duplantier will receive payments calculated in the same manner as under Mr. Parker’s agreement described above, except that his lump sum payment will be calculated using a multiplier of 1.5 rather than 2.
     Mr. Duplantier’s new agreement also provides for compensation due to termination of employment during the term of the new agreement within two years following a change in control. In the event of a change in control, the term of Mr. Duplantier’s new agreement will be extended for a period of two years from the date of the change in control. If Mr. Duplantier’s employment is terminated within the extended term either by the Company other than for cause or by Mr. Duplantier for good reason, Mr. Duplantier will receive payments calculated in the same manner as under Mr. Parker’s agreement described above, except that his lump-sum payment will be calculated using a multiplier of 2 rather than 3. As with Mr. Duplantier’s prior agreement with the Company, his new agreement does not provide for any gross-up in the event he is subject to an excise tax for parachute payments under the Internal Revenue Code.
          In addition, the new agreements with Mr. Parker and Mr. Duplantier include confidentiality, non-competition, non-recruitment and non-solicitation covenants during employment and for one year after any termination. The severance payments described above are subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants are violated or if the Company learns of facts that would have resulted in a termination for cause. Severance payments under each of the new agreements are conditioned upon the executive’s timely execution of a waiver and release of claims against the Company and its affiliates, officers and directors.
          In the event of a termination of Mr. Parker’s or Mr. Duplantier’s employment by the Company due to cause (which includes, among other things, conviction of a felony, fraud upon the Company, misappropriation of funds or property of the Company, and violation of law), death, disability, or voluntary resignation without good reason, the terminated executive will be entitled to receive only those payments and benefits that have accrued to him.
     The foregoing description of the new agreements is qualified in its entirety by reference to the new agreements, which are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1†	Employment Agreement between Mr. Robert L. Parker, Jr. and Parker Drilling Company, effective March 21, 2011

10.2†	Employment Agreement between Mr. Jon-Al Duplantier and Parker Drilling Company, effective March 21, 2011

†	Management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2011	PARKER DRILLING COMPANY
	By:	/s/ David C. Mannon
David C. Mannon
President and Chief Executive Officer